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                        CONSENT OF INDEPENDENT AUDITORS

   We consent to the reference to our firm under the captions "Summary Consolidated Financial Data," "Summary Selected Consolidated Financial Data," and "Experts" and to the use of our report dated May 22, 1997 (except
Note 13, as to which the date is August 26, 1997) in the Registration Statement (Form S-1) and related Prospectus of EPI Technologies, Inc. for the registration of 1,437,500 shares of its Common Stock and 1,437,500 redeemable warrants to purchase Common Stock.

                                                     [SIG]

                                       Ernst & Young LLP

Toledo, Ohio
December 8, 1997